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Exhibit 5:  List of Subsidiaries


The following is a list of the subsidiaries of Printlux.com Inc."

                                                                                   Names Under Which the
Name of Subsidiary                  Jurisdiction of Incorporation             Subsidiary Conducts Business
------------------------         -----------------------------------       -------------------------------------
Graffico Printers &                         British Columbia                       Graffico Printers,
Design Inc.                                                                           Printlux.com